Exhibit 99.1

Cullinan Therapeutics Provides Corporate Update and Reports First Quarter 2024 Financial Results

Combination and monotherapy solid tumor dose escalation data for CLN-619 to be presented in a poster session at ASCO 2024 Annual Meeting

CLN-978 development to focus exclusively on autoimmune diseases, starting with systemic lupus erythematosus (SLE) as the first indication

Cash and investments of $434.8 million as of March 31, 2024, plus gross proceeds of $280 million from April private placement extends cash runway into 2028

Company appoints David Meek to its Board of Directors

CAMBRIDGE, Mass. May 15, 2024 (GLOBE NEWSWIRE) -- Cullinan Therapeutics, Inc. (Nasdaq: CGEM; “Cullinan”), a biopharmaceutical company focused on developing modality-agnostic targeted therapies, today reported recent and upcoming business highlights and announced its financial results for the first quarter ended March 31, 2024.

“We have already made significant progress in the first quarter of 2024, continuing the momentum we demonstrated in 2023,” said Nadim Ahmed, Chief Executive Officer of Cullinan Therapeutics. “With our recently announced strategic expansion into immunology, we will develop our CD19xCD3 T cell engager (TCE), CLN-978, in autoimmune diseases starting with SLE as our first indication. We are further encouraged by recent clinical data validating the CD19-directed TCE approach, which is significantly differentiated from CAR T based approaches, while we actively evaluate additional autoimmune indications for CLN-978. We also remain keenly focused on advancing our deep pipeline of clinical-stage oncology programs, with multiple data catalysts through this year and early 2025. With the gross proceeds of $280 million from our recently completed private placement, we believe we are well positioned to execute on our near- and long-term strategic and operational objectives. Additionally, we are pleased to welcome David Meek as a new director to Cullinan’s Board. David brings notable experience in scaling organizations towards successful commercialization. Thomas Ebeling has decided to resign from the Board at the end of his term. We appreciate Thomas’s contributions to Cullinan from the inception of the company to the clinical-stage organization we are today.”

Portfolio Highlights

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CLN-619 (Anti-MICA/MICB monoclonal antibody): Solid tumors and hematological malignancies
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Cullinan will present initial data from the combination dose escalation module, as well as an update on the monotherapy dose escalation, during a poster session at the 2024 ASCO Annual Meeting on June 1, 2024.
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Cullinan also remains on track to report initial data from disease specific dose expansion cohorts in the first half of 2025.

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CLN-978 (CD19xCD3 T cell engager): systemic lupus erythematosus
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In April 2024, Cullinan reported clinical observations from three patients treated in a Phase 1 dose escalation study of CLN-978 in relapsed / refractory B-cell non-Hodgkin lymphoma (B-NHL), which showed that CLN-978 is clinically active with a favorable safety profile at the initial dose of 30 μg administered subcutaneously once weekly.
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Based on the potential of CLN-978 in autoimmune diseases, Cullinan has discontinued enrollment in the B-NHL study and will pursue development of CLN-978 in autoimmune diseases, with SLE as the initial indication. The Company plans to submit an IND application for SLE in the third quarter of 2024.
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Recent publications in Nature Medicine and the European Journal of Cancer provide clinical validation of the CD19xCD3 TCE approach across multiple autoimmune diseases. Cullinan is actively evaluating additional autoimmune indications for CLN-978 and is committed to assessing its broad potential.
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Zipalertinib (EGFR ex20ins inhibitor), collaboration with Taiho Oncology: EGFR ex20ins NSCLC
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Cullinan expects to complete enrollment in the pivotal Phase 2b portion of the REZILIENT1 study in patients with EGFR ex20ins NSCLC who have progressed after prior systemic therapy, with or without exon 20 targeted therapy, by year-end 2024.
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CLN-049 (FLT3xCD3 T cell-engaging bispecific antibody): AML and MDS
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Cullinan expects to provide a clinical data update from the ongoing Phase 1 multi-ascending dose study in r/r AML and MDS patients in the second half of 2024.
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CLN-418 (B7H4x4-1BB bispecific immune activator): Solid tumors
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Cullinan expects to provide a clinical data update from the ongoing Phase 1 dose escalation study in patients with advanced solid tumors in the second half of 2024.
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CLN-617 (IL-2 and IL-12 cytokine fusion protein): Solid tumors
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Enrollment continues in the ongoing Phase 1 study in patients with advanced solid tumors.

Corporate Updates

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David Meek has been appointed to the Board of Directors, effective May 15. Mr. Meek most recently served as CEO and board member of Mirati Therapeutics, Inc, and previously as CEO and board member of FerGene, Inc. and Ipsen. Thomas Ebeling will resign from Cullinan’s Board of Directors at the end of his term on June 26.
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In April, the Company announced its strategic expansion into autoimmune diseases and, with it, changed its name to Cullinan Therapeutics.
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Also in April, the Company completed an oversubscribed $280 million private placement sale of common stock. The financing includes new and existing leading life sciences institutional investors.
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In April, the Company announced the appointment of Mary Kay Fenton as Chief Financial Officer.

First Quarter 2024 Financial Results

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Cash Position: Cash, cash equivalents, investments, and interest receivable were $434.8 million as of March 31, 2024. Combined with proceeds from the April 2024 private placement, Cullinan expects its cash resources to provide runway into 2028 based on its current operating plan.
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R&D Expenses: Research and development (R&D) expenses were $30.6 million for the first quarter of 2024, compared to $52.1 million for the first quarter of 2023. R&D expenses for both the first quarter of 2024 and 2023 included $3.1 million of equity-based compensation expenses. The decrease in R&D expenses was primarily related to the one-time upfront in-licensing fee for CLN-418 in 2023 and decreased chemistry, manufacturing and controls costs, partially offset by increased clinical costs.
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G&A Expenses: General and administrative (G&A) expenses were $12.3 million for the first quarter of 2024, compared to $10.7 million for the first quarter of 2023. G&A expenses in the first quarter of 2024 and 2023 included $5.1 million and $4.2 million of non-cash equity-based compensation expenses, respectively. The increase in G&A expenses was primarily driven by increases in personnel costs and non-cash equity-based compensation expenses, partially offset by decreases in legal fees.
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Net Loss: Net loss (before items attributable to noncontrolling interest) for the first quarter of 2024 was $37.3 million, compared with net loss of $58.1 million for the first quarter of 2023. Net losses resulted from the expenses described above, partially offset by interest income of $5.7 million and $4.5 million in the first quarter of 2024 and 2023, respectively.
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Shares Outstanding: As of May 8, 2024, Cullinan had 57,634,234 shares of common stock outstanding, plus pre-funded warrants outstanding that are convertible into 315,790 shares of common stock, and non-voting preferred stock outstanding that is convertible into 6,475,000 shares of common stock.

About Cullinan Therapeutics

Cullinan Therapeutics, Inc. (Nasdaq: CGEM) is a biopharmaceutical company dedicated to creating new standards of care for patients. We have strategically built a diversified portfolio of clinical-stage assets that inhibit key drivers of disease or harness the immune system to eliminate diseased cells in both oncology and autoimmune diseases. Our portfolio encompasses a wide range of modalities, each with the potential to be best and/or first in class. Anchored in a deep understanding of oncology, immunology, and translational medicine, we create differentiated ideas, identify the most appropriate targets, and select the optimal modality to develop transformative therapeutics across a wide variety of cancer and autoimmune indications. We push conventional boundaries from candidate selection to differentiated therapeutic, applying rigorous go/no go criteria at each stage of development to fast-track only the most promising molecules to the clinic and, ultimately, commercialization. With deep scientific expertise, our teams exercise creativity and urgency to deliver on our promise to bring new therapeutic solutions to patients. Learn more about our Company at www.cullinantherapeutics.com, and follow us on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements regarding the company’s beliefs and expectations regarding: our preclinical and clinical developments plans and timelines, the clinical and therapeutic potential of our product candidates, the strategy of our product candidates, our research and development activities, our cash runway and our plans regarding future data presentations. The words “believe,” “continue,” “expect,” “plan,” “potential,” “pursue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this press release are based on management's current expectations and beliefs of future events and are subject to known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, the following: uncertainty regarding the timing and results of regulatory submissions, including the IND that we intend to file for CLN-978; the risk that any INDs we may file are not cleared by the United States Food and Drug Administration or are not cleared on our expected timelines, or at all; success of our clinical trials and preclinical studies; risks related to our ability to protect and maintain our intellectual property position; risks related to manufacturing, supply, and distribution of our product candidates; the risk that any one or more of our product candidates, including those that are co-developed, will not be successfully developed and commercialized; the risk that the results of preclinical studies or clinical studies will not be predictive of future results in connection with future studies; and success of any collaboration, partnership, license or similar agreements. These and other important risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except to the extent required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Moreover, except as required by law, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements included in this press release. Any forward-looking statement included in this press release speaks only as of the date on which it was made.

Cullinan Therapeutics, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	March 31, 2024	December 31, 2023
Cash, cash equivalents, investments, and interest receivable	$434,827	$468,264
Total assets	$449,430	$484,182

Total current liabilities	$21,925	$28,137
Total liabilities	$23,765	$30,287
Total stockholders’ equity	$425,665	$453,895
Total liabilities and stockholders’ equity	$449,430	$484,182

Cullinan Therapeutics, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	March 31, 2024	March 31, 2023
Operating expenses:
Research and development	$30,646	$52,096
General and administrative	12,343	10,660
Total operating expenses	42,989	62,756
Loss from operations	(42,989)	(62,756)
Other income (expense):
Interest income	5,693	4,508
Other income (expense), net	(44)	107
Net loss	(37,340)	(58,141)
Net loss attributable to noncontrolling interests	(192)	(179)
Net loss attributable to common stockholders of Cullinan	$(37,148)	$(57,962)

Net loss per share attributable to common stockholders of Cullinan:
Basic and diluted	$(0.86)	$(1.42)

Weighted-average shares used in computing net loss per share attributable to common stockholders of Cullinan:
Basic and diluted	43,011	40,682

Contacts:

Investors

Chad Messer

+1 203.464.8900

cmesser@cullinantx.com

Media

Rose Weldon

+1 215.801.7644

rweldon@cullinantx.com